Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph A. Chlapaty and Mark B. Sturgeon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Advanced Drainage Systems, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on July 30, 2014.

Signature	Title

/s/ Joseph A. Chlapaty	Chairman of the Board of Directors, Director, President and Chief Executive Officer (Principal Executive Officer)
Joseph A. Chlapaty
/s/ Mark B. Sturgeon	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mark B. Sturgeon

/s/ Robert M. Eversole	Director
Robert M. Eversole

/s/ Alexander R. Fischer	Director
Alexander R. Fischer

/s/ Tanya Fratto	Director
Tanya Fratto

/s/ M.A. (Mark) Haney	Director
M.A. (Mark) Haney

/s/ David L. Horing	Director
David L. Horing

Signature	Title

/s/ C. Robert Kidder	Director
C. Robert Kidder

/s/ Mark A. Lovett	Director
Mark A. Lovett

/s/ Richard A. Rosenthal	Director
Richard A. Rosenthal

/s/ Abigail S. Wexner	Director
Abigail S. Wexner